Exhibit 3.1

BYLAWS*

OF

FRONTIER COMMUNICATIONS CORPORATION

*

As amended March 9, 1937; May 12, 1942; June 15, 1946; October 1, 1946; May 23, 1947; January 7, 1948; April 1, 1948; March 31, 1949; January 26, 1951; April 11, 1952; July 28, 1954; February 24, 1960; November 18, 1963; May 10, 1966; February 3, 1967; April 10, 1968; April 17, 1970; June 11, 1970; June 7, 1974; August 8, 1975; November 7, 1980; January 16, 1981; March 3, 1981; February 20, 1986; June 5, 1987; August 8, 1988; May 5, 1989; May 31, 1989; June 23, 1989; September 11, 1989 (clerical correction); May 1, 1990; April 14, 1992; February 17, 1993; February 8, 1994 (clerical correction); October 24, 1995; August 8, 1996 (clerical correction); December 17, 1996; January 20, 1998; May 20, 1999; July 18, 2000; March 6, 2002; May 16, 2002; July 30, 2002; April 1, 2003; July 10, 2004; May 25, 2006; February 6, 2009; and May 7 , 2019.

BYLAWS

OF

FRONTIER COMMUNICATIONS CORPORATION

NAME

Section 1. The name of this Corporation is FRONTIER COMMUNICATIONS CORPORATION.

LOCATION OF OFFICES

Section 2. The principal office of the Corporation in Delaware shall be in Wilmington and the resident agent in charge thereof shall be THE CORPORATION TRUST COMPANY, The Corporation Trust Center, 1209 Orange Street.

The Corporation may also have an office or offices at such other places within or without the State of Delaware as the Board of Directors may from time to time designate.

CORPORATE SEAL

Section 3. The corporate seal shall be circular in form and have inscribed thereon the name of the Corporation, the year of its incorporation (1935) and the words “Incorporated Delaware.”

MEETINGS OF STOCKHOLDERS

Section 4. All meetings of stockholders shall be held at the offices of the Corporation or such other place as shall be designated by the Board of Directors of the Corporation.

Annual Meetings of Stockholders shall be held on a date and at a time designated by the Board of Directors of the Corporation for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting.

Each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by written proxy signed by him, for each share of stock held by him, but no proxy shall be voted after one year from its date. Such right to vote shall be subject to the right of the Board of Directors to close the transfer books or to fix a record date for voting stockholders as hereinafter provided.

Special meetings of the stockholders may be called by the Chairman of the Board or the Chief Executive Officer and shall be called upon the request in writing or by vote of a majority of the Board of Directors or upon request in writing of stockholders of record owning fifty percent (50%) in amount of the capital stock of the Corporation outstanding and entitled to vote. Any such request by stockholders shall set forth a brief description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting.

The record date for determining the stockholders of record entitled to vote at a special meeting called upon the written request of stockholders shall be fixed by resolution of the Board of Directors. Written notice of such record date shall be sent promptly to stockholders and the meeting shall be held on such date as shall be determined by the Board of Directors which shall be not less than sixty (60) nor more than one hundred and twenty (120) days after the date on which a proper demand for a stockholders meeting has been made by stockholders.

The Board of Directors may determine rules and procedures for the conduct of the special meeting.

No business may be transacted at a special meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the special meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the special meeting by any stockholder of the Corporation who complies with the procedures set forth in this Section.

Notice of each meeting of stockholders, whether annual or special, shall be mailed by the Secretary to each stockholder of record, at his or her post office address as shown by the stock books of the Corporation, at least ten days and not more than sixty days prior to the date of the meeting.

The holders of a majority of the stock outstanding and entitled to vote shall constitute a quorum, but the holders of a smaller amount may adjourn any meeting from time to time without further notice until a quorum is secured.

No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice of the annual meeting provided for in this Section and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary of the Corporation must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred-twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that an annual meeting was not held in the previous year, or if the annual meeting is called for a date that is more than thirty (30) days from such anniversary date, notice by the stockholder in order to be timely must be so received not less than a reasonable time, as determined by the Board of Directors, prior to the printing and mailing of the proxy materials for the applicable annual meeting.

To be in proper written form, a stockholder’s notice to the Secretary of the Corporation must set forth, as to each matter such stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, (v) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”) (or in any law or statute replacing such section), and the rules and regulations promulgated thereunder.

No business shall be conducted at any annual meeting of stockholders except business brought before the meeting in accordance with the procedures set forth in this Section; provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Section shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of a meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

In addition, notwithstanding anything in this Section to the contrary, a stockholder intending to nominate one or more persons for election as a director at an annual or special meeting of stockholders must comply with Section 5 for such nominations to be properly brought before such meeting.

DIRECTORS

Section 5. The property and business of the Corporation shall be managed and controlled by its Board of Directors, which shall consist of not less than seven nor more than fifteen members. The number of Directors shall be fixed from time to time, within the limits prescribed, by resolution of the Board of Directors. Vacancies in the Board of Directors (except vacancies resulting from the removal of directors by stockholders), including vacancies in the Board of Directors resulting from any increase in the number of Directors, may be filled by a majority of the Directors then in office.

Directors shall otherwise be elected by the stockholders at the annual meeting and shall hold office until the next annual election and until their successors are elected and qualified. At all elections of Directors of this Corporation each stockholder shall be entitled to one vote in person or by written proxy signed by him or her, for each share of stock owned by him or her, and election shall be by majority vote of the stock present or represented by proxy and entitled to vote at the meeting.

The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. The Board of Directors shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board of Directors or such committee shall otherwise provide, regular and special meetings and other actions of any such committee shall be governed by the provisions of this Section applicable to meetings and actions of the Board of Directors. Each committee shall keep regular minutes and report to the Board of Directors when required.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, subject to the rights of holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation to elect directors under specified circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors or the Nominating and Corporate Governance Committee, or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred-twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that an annual meeting was not held in the previous year, or if the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not less than a reasonable time, as determined by the Board of Directors, prior to the printing and mailing of the proxy materials for the applicable annual meeting; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the tenth (10th) day following the day on which public announcement of the date of such special meeting is first made by the Corporation.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act (or in any law or statute replacing such section), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act (or in any law or statute replacing such section) and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

POWERS OF DIRECTORS

Section 6. The Board of Directors shall have all such powers as may be exercised by the Corporation, subject to the provisions of the Delaware General Corporation Law, the Certificate of Incorporation, and these Bylaws.

MEETINGS OF DIRECTORS

Section 7. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board of Directors, or as may be specified by the Chairman of the Board and/or the Chief Executive Officer in the notice of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors and special meetings of the Board of Directors may be held at any time upon the call of two (2) Directors or of the Chairman of the Board and/or the Chief Executive Officer by oral, facsimile, written, electronic mail or other electronic notice duly sent or mailed to each Director not less than twenty-four (24) hours before such meeting. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all the Directors are present or if those not present waive notice of the meeting in writing.

Members of the Board of Directors (or any committees thereof) may participate in a meeting of the Board of Directors (or of such committees) by means of conference telephone or other communications equipment via which all persons participating can hear each other. Such participation in the substantive discussion and determinations of a meeting shall constitute presence in person at such meeting.

A majority of the Directors shall constitute a quorum, but a smaller number may adjourn any meeting from time to time without further notice until a quorum is secured.

OFFICERS OF THE COMPANY

Section 8.

(a) General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Chief Financial Officer and a Secretary. The Board of Directors, in its sole discretion, may also choose one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and other officers (with such duties and titles as may be assigned to them). Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws.

(b) Term of Office. The officers of the Corporation, except those elected by delegated authority pursuant to Section 8(c), shall be elected annually by the Board of Directors, and shall hold office until their successors are elected and qualified, or until their earlier resignation or removal. If the office of any officer or officers, other than the Chief Executive Officer, becomes vacant for any reason, the vacancy shall be filled by the Chief Executive Officer. If the office of Chief Executive Officer becomes vacant for any reason, the vacancy shall be filled by resolution of the Board of Directors.

(c) Subordinate Officers, Committees and Agents. The Chief Executive Officer shall have the power to appoint subordinate officers (including, without limitation, Assistant Vice Presidents and Assistant Secretaries) and to retain or appoint employees or other agents or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees and other agents.

(d) Execution of Contracts and Other Documents. Each officer of the Corporation may execute, affix the corporate seal and/or deliver, in the name and on behalf of the Corporation, deeds, mortgages, notes, bonds, contracts, agreements, powers of attorney, guarantees, settlements, releases, evidences of indebtedness, conveyances, or any other document or instrument which is authorized by the Board of Directors or is required to be executed in the ordinary course of business, except in cases where the execution, affixation of the corporate seal and/or delivery thereof shall be expressly and exclusively delegated by the Board of Directors or the Corporation to some other officer or agent of the Corporation.

CERTIFICATED OR UNCERTIFICATED STOCK

Section 9.

(a) Form. Shares of the Corporation may be represented by certificates (in such form as the Board of Directors may from time to time prescribe) or may be issued in uncertificated, book-entry form. The issuance of shares in uncertificated form shall not affect shares already represented by a certificate until the certificate is surrendered to the Corporation.

(b) Signatures. Every holder of stock in the Corporation represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board, Chief Executive Officer, President or any Executive Vice President, Senior Vice President or Vice President and (ii) by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.

(c) Lost Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his, her or its legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed.

TRANSFER OF STOCK

Section 10. All transfer of stock of the Corporation shall be made upon its books, (a) in the case of certificated shares, only upon surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power, or (b) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of the capital stock of the Corporation.

CLOSING OF TRANSFER BOOKS

Section 11. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date for any meeting of stockholders or for payment of any dividend or for the allotment of rights or when any change or conversion or exchange of capital stock shall go into effect. In lieu of so closing the books, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the abovementioned dates, as a record date for the determination of the stockholders entitled to notice of or to vote at any such meeting, any adjournment thereof, or entitled to dividends or other rights hereinbefore mentioned.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors (or such later date as the stockholder may request). Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of

Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days after the date on which such request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Secretary of the Corporation at its principal executive offices. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

STOCKHOLDERS OF RECORD

Section 12. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

FISCAL YEAR

Section 13. The fiscal year of the Corporation shall begin on the first day in January in each year.

DIVIDENDS

Section 14. Subject to the restrictions contained in the Delaware General Corporation Law, the Corporation’s Certificate of Incorporation or by subsisting agreements of the Corporation, the Board of Directors may declare any pay dividends upon the shares of capital stock of the Corporation in cash, in property, or in shares of the capital stock of the Corporation.

BOOKS AND RECORDS

Section 15. The books, accounts, and records of the Corporation may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the Bylaws or by resolution of the Directors.

NOTICES

Section 16. Notice required to be given under the provisions of these Bylaws to any Director, officer or stockholder shall not be construed to mean personal notice, but may be given in writing, by mail, courier service, facsimile or electronic mail or other electronic transmission. If notice is sent by mail or courier service, it shall be deemed to be given when deposited in the United States mail or with a courier service, in the case of a facsimile transmission, when received, or in the case of electronic mail or other electronic transmission, when sent or given; provided, however, that any notice to Directors may also be made orally, and such notice shall be deemed to be given when made. In computing the number of days notice required for any meeting, the day on which the notice shall be deposited in the United States mail or with a courier service shall be excluded; provided, however, that in computing the number of hours required for any oral, facsimile, electronic mail or other electronic notice to Directors of a special meeting of Directors, the time of delivery of such notice shall be the time of sending or giving such notice.

WAIVER OF NOTICE

Section 17. Any stockholder, officer or Director may waive in writing, or by electronic mail or other electronic transmission, any notice required to be given under these Bylaws, whether before or after the time stated therein.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 18.

(a) Right of Indemnification. The Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the “indemnitee”) who was or is involved in any manner (including, without limitation, as a party or a witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including, without limitation, any action or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), or by reason of anything done or not done by the indemnitee in any such capacity, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by him or her in connection with such Proceeding. All rights conferred in this Section and in Section 19, including rights to the advancement of expenses and the evidentiary, procedural and other provisions of this Section and Section 19, shall be contract rights and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person’s heirs, executors, administrators and legal representatives.

(b) Employees, Agents and Others; Amendments. The Corporation may, to the extent authorized from time to time, provide indemnification and advancement of expenses for employees, agents, attorneys and representatives of the Corporation with the same, or with more or less, scope and extent as herein provided for officers and directors. No amendment to the Certificate of Incorporation or amendment or repeal of these Bylaws purporting to have the effect of modifying or repealing any of the provisions of this Section or Section 19 in a manner adverse to the indemnitee shall abridge or adversely affect any rights hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

(c) Bylaws Not Exclusive. The rights conferred in this Section and in Section 19 shall not be exclusive of any other rights to which any person may otherwise be entitled under any provision of the Certificate of Incorporation, any agreement, applicable corporate law and statute, vote of disinterested directors or stockholders or otherwise. An indemnitee is free to proceed under any of the rights or procedures available to him or her.

(d) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the indemnitee in defending any Proceeding shall be advanced from time to time to the indemnitee by the Corporation to the fullest extent permitted by applicable law as then in effect, in accordance with the procedures in Section 19(a).

(e) Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any person who is, or may become an officer, director, employee, agent, attorney, trustee or representative (any of the foregoing being herein referred to as a “Representative”) of the Corporation or, at the request of the Corporation, a Representative of another corporation or entity, against any expenses, liability or loss asserted against him or her, or incurred by him or her, in connection with any Proceeding in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such expense, liability or loss under the provisions of these Bylaws or otherwise. The Corporation may enter into contracts with any Representative of the Corporation, or any person serving as such at the request of the Corporation for another corporation or entity, in furtherance of the provisions of this Section or Section 19. Such contracts shall be deemed specifically approved and authorized by the stockholders of the Corporation and not subject to invalidity by reason of any interested directors. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit, surety bonds and/or other similar arrangements) to ensure the payment of such amounts as may be necessary to effect indemnification of and advancement of expenses to any person entitled thereto.

(f) Severability; Statutory Alternative. If any provision or provisions of this Section or Section 19 shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of all of the remaining provisions of such Sections shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the remaining provisions of such Sections shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(g) Certain Limitations. Notwithstanding anything in this Section or Section 19, the Corporation shall indemnify and advance expenses to any indemnitee as provided in this Section and in Section 19 in connection with a Proceeding, or part thereof, initiated by such indemnitee only if such Proceeding, or part thereof, was authorized by the Board of Directors of the Corporation; provided, however, that the Corporation shall indemnify an indemnitee in connection with any judicial action or arbitration to enforce such indemnitee’s rights under this Section and Section 19 to the fullest extent provided in Section 19(d)(iv).

Section 19. Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation, of the foregoing provisions of Section 18, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under Section 18:

(a) Procedure for Advancement of Expenses. The advancement or reimbursement of expenses to an indemnitee shall be made within twenty (20) days after the receipt by the Corporation of a request therefor from the indemnitee. Such request shall reasonably evidence the expenses incurred or about to be incurred by the indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the indemnitee to repay the amounts advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified against such expenses.

(b) Procedure for Determination of Entitlement to Indemnification.

(i) To obtain indemnification, an indemnitee shall submit to the Chief Executive Officer or Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the indemnitee and reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification (the “Supporting

Documentation”). The Secretary of the Corporation shall promptly advise the Board of Directors in writing that the indemnitee has requested indemnification. The determination of the indemnitee’s entitlement to indemnification shall be made not later than sixty (60) days after receipt by the Corporation of the written request and Supporting Documentation and unless a contrary determination is made, such indemnification shall be paid in full not later than five (5) days after such determination has been made, or is deemed to have been made as provided in Section 19(c)(ii) or (c)(iii).

(ii) The indemnitee’s entitlement to indemnification shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors or a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors (as hereinafter defined) (which term shall mean the Disinterested Director, if there is only one); (B) by a written opinion of the Independent Counsel (as hereinafter defined) if (1) a majority of the Disinterested Directors so directs; (2) there is no Disinterested Director, or (3) a Change of Control (as hereinafter defined) shall have occurred and the indemnitee so requests in which case the Disinterested Directors shall be deemed to have so directed; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors determines that the issue of entitlement to indemnification should be submitted to the stockholders for their determination); or (D) as provided in Section 19(c)(ii) or (c)(iii).

(iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 19(b)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

(c) Presumptions and Effect of Certain Proceedings.

(i) Except as otherwise expressly provided in this Section or in Section 18, the indemnitee shall be presumed to be entitled to indemnification upon submission of a request for indemnification together with the Supporting Documentation. In any determination or review of any determination, and in any judicial action or arbitration relating to the rights conferred in Section 18 or this Section, the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination, including the burden of proof that the indemnitee has not met any standard of conduct or belief which may be required by applicable law to be applied in connection with a determination that the indemnitee is not entitled to indemnification, and also the burden of proof on any of the issues which may be material to a determination that the indemnitee is not entitled to indemnification. Neither a failure to make such a determination of entitlement nor an adverse determination of entitlement to indemnification shall be a defense of the Corporation in an action or proceeding brought by the indemnitee or by or on behalf of the Corporation relating to indemnification or create any presumption that the indemnitee has not met any such standard of conduct or belief or is otherwise not entitled to indemnification.

(ii) In any event, if the person or persons empowered under Section 19(b)(ii) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the indemnitee shall be deemed to be entitled to indemnification. The termination of any Proceeding, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the indemnitee to indemnification or create any presumption with respect to any standard of conduct or belief or any other matter which might form a basis for a determination that the indemnitee is not entitled to indemnification.

(iii) With regard to the right to indemnification for expenses, (A) if and to the extent that the indemnitee has been successful on the merits or otherwise in any Proceeding, or (B) if a Proceeding was terminated without a determination of liability on the part of the indemnitee with respect to any claim, issue or matter therein or without any payments in settlement or compromise being made by the indemnitee with respect to a claim, issue or matter therein, or (C) if and to the extent that the indemnitee was not a party to the Proceeding, the indemnitee shall be deemed to be entitled to indemnification, which entitlement shall not be defeated or diminished by any determination which may be made pursuant to Section 19(b)(ii) or (b)(iii).

(iv) The indemnitee shall be presumptively entitled to indemnification in all respects for any act, omission or conduct taken or occurring which (whether by condition or otherwise) is required, authorized or approved by any order issued or other action by any commission or governmental body pursuant to any federal statute or state statute regulating the Corporation or any of its subsidiaries by reason of its status as a public utility or public utility holding company or by reason of its activities as such. To the extent permitted by law, the presumption shall be conclusive on all parties with respect to acts, omissions or conduct of the indemnitee if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its subsidiary. No presumption adverse to an indemnitee shall be drawn with respect to any act, omission or conduct of the indemnitee if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its subsidiaries taken or occurring in the absence of, or inconsistent with, any order issued or action by any commission or governmental body.

(d) Remedies of Indemnitee.

(i) In the event that a determination is made pursuant to Section 19(b) that the indemnitee is not entitled to indemnification under this Section or Section 18, or if payment is not timely made following a determination of entitlement to indemnification pursuant to Sections 19(b) or (c), or if an advancement of expenses is not timely made pursuant to Section 19(a), (A) the indemnitee shall be entitled to seek an adjudication of his or her entitlement to payment either, at the indemnitee’s sole option, in (1) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (2) to the extent consistent with law, arbitration to be conducted by three arbitrators (or, if the dispute involves less than $100,000, by a single arbitrator) pursuant to the rules of the American Arbitration Association; (B) any such judicial action or arbitration shall be de novo and the indemnitee shall not be prejudiced by reason of any adverse determination; and (C) in any such judicial action or arbitration the Corporation shall have the burden of proof that the indemnitee is not entitled to indemnification under this Section or Section 19.

(ii) If a determination shall have been made or deemed to have been made, pursuant to Section 19(b) or (c), that the indemnitee is entitled to indemnification, the Corporation shall be conclusively bound by such determination and the indemnitee shall be entitled to such indemnification, unless (A) the indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law, in either case as finally determined by adjudication or, at the indemnitee’s sole option, arbitration (as provided in Section 19(d)(i)). Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the indemnitee to receive indemnification hereunder due to the occurrence of a circumstance described in subclause (A) of this Section 19(d)(ii) or a prohibition of law (both of which are herein referred to as a “Disqualifying Circumstance”). In either instance, if the indemnitee shall elect, at his sole option, that such dispute shall be determined by arbitration (as provided in Section 19(d)(i)), the indemnitee and the Corporation shall submit the controversy to arbitration. In any such judicial action or arbitration, whether brought by the indemnitee or the Corporation, indemnitee shall be entitled to indemnification unless the Corporation can satisfy the burden of proof that indemnification is prohibited by reason of a Disqualifying Circumstance.

(iii) The Corporation shall be precluded from asserting in any judicial action or arbitration commenced pursuant to Section 19(d) that the procedures and presumptions of this Section and Section 18 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator or arbitrators that the Corporation is bound by all the provisions of such Sections.

(iv) In the event that the indemnitee, pursuant to this Section or Section 18, seeks a judicial adjudication of or an award in arbitration to enforce the indemnitee’s rights under, or to recover damages for breach of, this Section or Section 18, or is otherwise involved in any judicial action or arbitration with respect to rights conferred in such Sections, the indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by him or her if the indemnitee prevails in such judicial action or arbitration, to the fullest extent permitted by applicable law as then in effect. If it shall be determined in such judicial action or arbitration that the indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the indemnitee in connection with such judicial action or arbitration shall be prorated accordingly.

(e) Definitions. For purposes of indemnification under this Section and Section 18 or otherwise:

(i) “Change in Control” means a change in control of the Corporation of a nature that would be required to be reported in response to Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Act”), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20 percent or more of the combined voting power of the Corporation’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (B) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which, members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (C) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new Director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

(ii) “Disinterested Director” means a Director of the Corporation who is not or was not a material party to the Proceeding in respect of which indemnification is sought by the indemnitee.

(iii) “Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent (A) the Corporation or the indemnitee in any manner or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Section or Section 18. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the indemnitee in an action to determine the indemnitee’s rights under this Section or Section 18.

(f) Acts of Disinterested Directors. Disinterested Directors considering or acting on any indemnification matter under this Section or Section 18 or under governing corporate law or otherwise may consider or take action as the Board of Directors or may consider or take action as a committee or individually or otherwise. In the event that Disinterested Directors consider or take action as the Board of Directors, one-third of the whole Board of Directors shall constitute a quorum.

AMENDMENTS OF BYLAWS

Section 20. These Bylaws may be amended or altered by the vote of a majority of the whole Board of Directors at any meeting provided that notice of such proposed amendment shall have been given in the notice given to the Directors of such meeting. Such authority in the Board of Directors is subject to the power of the stockholders to change or repeal any Bylaws by a majority vote of the stockholders present and represented at any annual meeting or at any special meeting called for such purpose, and the Board of Directors shall not repeal or alter any Bylaws adopted by the stockholders.

27